As filed with the Securities and Exchange Commission on January 8, 2002



                                                      Registration No 333-73120



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                AMENDMENT NO.1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   AT&T CORP.
             (exact name of registrant as specified in its charter)

     New York                         4811                     13-4924710
 (State or other         (Primary Standard Industrial        (I.R.S. Employer
  jurisdiction of         Classification Code Number)     Identification Number)
  incorporation or
   organization)

                            32 Avenue of the Americas
                          New York, New York 10013-2412
                                 (212-387-5400)
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                Marilyn J. Wasser
                       Vice President - Law and Secretary
                                   AT&T Corp.
                             295 North Maple Avenue
                             Basking Ridge, NJ 07920
                                 (908) 221-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividends or interest reimbursement plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. [_]____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE



------------------------- ------------------- -------------------- ------------------------ -----------------
                                               Proposed Maximum           Proposed
                                Amount          Aggregate Price            Maximum             Amount Of
Title Of Shares                 To Be             Per Unit(2)        Aggregate Offering       Registration
    To Be Registered        Registered(1)                                 Price(1)              Fee (3)
------------------------- ------------------- -------------------- ------------------------ -----------------
------------------------- ------------------- -------------------- ------------------------ -----------------
AT&T Common Stock, par
value $1.00 per share         52,347,844            $15.39             $805,633,319.16        $201,408.33
------------------------- ------------------- -------------------- ------------------------ -----------------

<F1>
     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").
     (2) Average of the high and low prices for a share of AT&T Common Stock on the New York Stock Exchange on November 2, 2001.

     (3)This amount has previously been paid, upon the filing of the Registration Statement on Form S-3 (File No. 333-73120).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     [SIDEBAR] Information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS


                SUBJECT TO COMPLETION, DATED JANUARY 8, 2002
                                52,347,844 Shares
                                   AT&T Corp.
                                  Common Stock
                           (par value $1.00 per share)



      This prospectus relates to 52,347,844 shares of AT&T common stock, par value $1.00 per share, to be issued in connection with the redemption or exchange of shares of Class A Senior Cumulative Exchangeable Preferred Stock, or Class A preferred stock, of TCI Pacific Communications, Inc.


      The shares of Class A preferred stock of TCI Pacific were originally redeemable, at the option of TCI Pacific, and exchangeable, at the option of the holder, for shares of Series A TCI Group common stock of Tele-Communications, Inc. On March 9, 1999, a wholly owned subsidiary of AT&T merged with Tele-Communications, Inc. When this merger was consummated, each share of Series A TCI Group common stock was exchanged for 1.16355 shares of AT&T common stock, after adjustment for the April 1999 three-for-two stock split of AT&T common stock.


      Following the merger, the shares of Class A preferred stock are no longer redeemable or exchangeable for Series A TCI Group common stock, but instead are redeemable and exchangeable for AT&T common stock, as described below.


      We may call all shares of Class A preferred stock for redemption on a date to be set forth in a prospectus supplement to this prospectus. We reserve the right not to proceed with the redemption prior to the actual delivery of the notice of redemption. If we call the shares of Class A preferred stock for redemption, each share of Class A preferred stock outstanding on the redemption date will be redeemed for shares of AT&T common stock having a value calculated pursuant to the Restated Certificate of Incorporation of TCI Pacific. This value will be set forth in a prospectus supplement to this prospectus. Dividends accrued but unpaid on shares of Class A preferred stock as of the redemption date will be paid in cash in connection with the redemption, but dividends on shares of Class A preferred stock will cease to accrue on the redemption date.


      Each holder of Class A preferred stock, at his or her option, may exchange each of his or her shares of Class A preferred stock for 8.365 shares of AT&T common stock. This exchange ratio gives effect to the adjustment made in connection with the split-off of AT&T Wireless Services, Inc. Shares of Class A preferred stock that are exchanged will not be entitled to any accrued but unpaid dividends prior to the time of the exchange. The exchange privilege will terminate immediately prior to the close of business on the redemption date. Accordingly, holders of shares of Class A preferred stock who wish to exchange their shares for 8.365 shares of AT&T common stock per share of Class A preferred stock must do so prior to the close of business on the redemption date. Otherwise the right to exchange will terminate and holders will only receive shares of AT&T common stock having a value calculated pursuant to the Restated Certificate of Incorporation of TCI Pacific, plus an amount (to be set forth in a prospectus supplement to this prospectus) of accrued and unpaid dividends on each share of Class A preferred stock, in connection with the redemption.


     This prospectus may be used by persons who receive shares of AT&T common stock in connection with the redemption or exchange of shares of Class A preferred stock of TCI Pacific and who wish to resell the shares of AT&T common stock they receive in the redemption or exchange. We have not authorized any person to use this prospectus in connection with resales of shares of AT&T common stock without our prior written consent.


     Shares of AT&T common stock are listed on the New York Stock Exchange under the symbol "T". On January , 2002, the reported last sale price of AT&T Common Stock on the New York Stock Exchange was $ per share. See "Price Range of AT&T Common Stock and Dividends".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is January   , 2002.

                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----
Where You Can Find More Information                                     2
Special Note Regarding Forward-Looking Statements                       3
The Company                                                             5
Recent Developments                                                     5
Description of AT&T Common Stock                                        6
Price Range of AT&T Common Stock and
  Dividends                                                             6
Use of Proceeds                                                         6
Plan of Distribution                                                    6
Legal Opinions                                                          7
Experts                                                                 7

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings also are available to the public from commercial documents retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     The SEC allows us to "incorporate by reference" information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

AT&T SEC Filings (File No. 1-1105)                      Period
---------------------------------                       ------
Annual Report on Form 10-K...........Year ended December 31, 2000, filed on
                                     April 2, 2001 (as amended April 17, 2001)

Quarterly Reports on Form 10-Q.......Quarter ended March 31, 2001, filed on
                                     May 15, 2001 (as amended July 3, 2001 and
                                     August 10, 2001), quarter ended June
                                     30, 2001, filed on August 14, 2001 and
                                     quarter ended September 30, 2001, filed on November 13, 2001


Current Reports on Form 8-K..........Filed on February 16, 2001, March 1, 2001,
                                     March 28, 2001, March 29, 2001 (as amended
                                     April 11, 2001), April 19, 2001, April 27,
                                     2001, May 22, 2001, June 19, 2001, July 19,
                                     2001, July 24, 2001, September 24, 2001,
                                     October 23, 2001, December 21, 2001 and
                                     January 4, 2002

Proxy Statements.....................Filed on March 30, 2001 and May 11, 2001
                                     (as amended July 3, 2001)

     We also incorporate by reference additional documents that may be filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus prior to the termination of the offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this document is delivered may obtain documents incorporated by reference in this prospectus by requesting them in writing, or by telephone, from us at the following address:

                                   AT&T Corp.
                            32 Avenue of the Americas
                          New York, New York 10013-2412
                               Tel: (212) 387-5400
                     Attn: Office of the Corporate Secretary

 YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
     IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THIS
PROSPECTUS IS DATED JANUARY  , 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION
 CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents that are incorporated herein by reference contain forward-looking statements with respect to:


     -     our restructuring plan,

     -     our proposed merger transaction for our broadband business,

     -     financial condition,

     -     results of operations,

     -     cash flows,

     -     dividends,

     -     financing plans,

     -     business strategies,

     -     operating efficiencies or synergies,

     -     budgets,

     -     capital and other expenditures,

     -     network build out and upgrade,

     -     competitive positions,

     -     availability of capital,

     -     growth opportunities for existing products,

     -     benefits from new technologies,

     -     availability and deployment of new technologies,

     -     plans and objectives of management,

     -     markets for stock of AT&T, and

     -     other matters.

     Statements in this prospectus and the documents incorporated herein by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the

Exchange Act and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements, including, without limitation, those relating to the future business prospects, transactions, revenues, working capital, liquidity, capital needs, network build out, interest costs and income, in each case, relating to us and our groups and subsidiaries, wherever they occur in this prospectus and the documents incorporated herein by reference, are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the documents incorporated herein by reference. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:



          - the risks associated with the implementation of new business strategies, including risks relating to the operations of new systems and technologies, substantial required expenditures and potential unanticipated costs, uncertainties regarding the adequacy of suppliers on whom our groups must rely to provide both network and consumer equipment and consumer acceptance of the products and services to be offered,



          - the risks associated with the implementation of our restructuring plan, our proposed merger transaction for our broadband business and other transactions, which may be complicated and which may involve a substantial number of different transactions each with separate conditions, any or all of which may not occur as we intend, or which may not occur in the timeframe we expect,



          - the risks associated with any of our main business units operating as an independent entity as opposed to as part of an integrated telecommunications provider following completion of our restructuring plan or any alternative transaction, including the inability of our groups to rely on the financial and operational resources of the combined company and our groups having to provide services that were previously provided by a different part of the combined company,



          - the impact of existing and new competitors in the markets in which our groups compete, including competitors that may offer less expensive products and services, desirable or innovative products, technological substitutes, or have extensive resources or better financing,

          - the impact of oversupply of capacity resulting from excessive deployment of network capacity,

          - the ongoing global and domestic trend towards consolidation in the telecommunications industry, which trend may have the effect of making the competitors larger and better financed and afford these competitors with extensive resources and greater geographic reach, allowing them to compete more effectively,


          - the effects of vigorous competition in the markets in which our groups operate and for each group's more valuable customers, which may decrease prices charged, increase churn and change the groups' customer mix and profitability,

          - the availability and cost of capital and the consequences of increased leverage,

          - the successful execution of plans to dispose of non-strategic assets as part of an overall corporate deleveraging plan,

          - the impact of any unusual items resulting from ongoing evaluations of the business strategies of our groups,

          - the requirements imposed on our groups or latitude allowed to competitors by the Federal Communications Commission or state regulatory commissions under the Telecommunications Act of 1996 or other applicable laws and regulations,

          - the risks associated with technological requirements, technology substitution and changes and other technological developments,

          -       the results of litigation filed or to be filed against us,


          - the possibility of one or more of the markets in which our groups compete being impacted by changes in political, economic or other factors, such as monetary policy, legal and regulatory changes or other external factors over which we have no control, and


          -       the risks related to our investments and joint ventures.


     The words "estimate," "project," "intend," "expect," "believe," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and throughout the other documents incorporated herein by reference, including, but not limited to, our 2000 Annual Report on Form 10-K, including any amendments to the annual report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Moreover, in the future, we, through our senior management team, may make forward-looking statements about the matters described in this document or other matters concerning us and our groups and subsidiaries.


                                   THE COMPANY

     AT&T Corp. was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400).

     We are among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government entities. We and our subsidiaries furnish domestic and international long distance, regional and local communications services, cable (broadband) television and Internet communications services. We also provide billing, directory and calling card services to support our communications business.


     Internet users can access information about us and our services at www.att.com. Our web site is not part of this prospectus.



                              RECENT DEVELOPMENTS

     On December 19, 2001, AT&T and AT&T Broadband Corp., a wholly owned subsidiary of AT&T, entered into a Separation and Distribution Agreement providing, subject to the terms and conditions thereof, that AT&T would separate its broadband business from its other businesses, transfer its broadband business to AT&T Broadband and distribute shares of common stock of AT&T Broadband to shareholders of AT&T. Also, on that day, AT&T, AT&T Broadband and Comcast Corporation entered into a Merger Agreement pursuant to which, subject to the terms and conditions thereof, AT&T Broadband would combine with Comcast and shareholders of AT&T Broadband would receive shares of the combined entity in exchange for their shares of AT&T Broadband. For additional information about these transactions, see "Where You Can Find More Information."

                        DESCRIPTION OF AT&T COMMON STOCK

     All shares of AT&T common stock are entitled to participate equally in dividends. Each shareholder has one vote for each share registered in the shareholder's name. All shares of AT&T common stock would rank equally in liquidation, and all shares of AT&T common stock (including the shares of AT&T common stock offered by this prospectus) are fully-paid and non-assessable by us. Holders of shares of AT&T common stock have no preemptive rights.


     We are authorized to issue shares of AT&T common stock under the Shareowner Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans of us and our subsidiaries.


                 PRICE RANGE OF AT&T COMMON STOCK AND DIVIDENDS


     Shares of AT&T common stock are traded on the New York, Philadelphia, Boston, Chicago and Pacific Stock Exchanges under the symbol "T". They also trade on the London, Tokyo and other foreign stock exchanges. The following table sets forth the high and low sales prices of shares of AT&T common stock for the periods indicated as reported on the New York Stock Exchange Composite Table, and adjusted to reflect the split-off of AT&T Wireless Services, Inc., which was completed on July 9, 2001.

                                                       High             Low

Fiscal 1999
     First Quarter                                     $49.77           $39.28
     Second Quarter                                     48.93            38.88
     Third Quarter                                      45.82            32.47
     Fourth Quarter                                     47.37            32.23
Fiscal 2000
     First Quarter                                      47.37            34.41
     Second Quarter                                     45.67            24.27
     Third Quarter                                      27.33            21.16
     Fourth Quarter                                     23.30            12.81
Fiscal 2001
     First Quarter                                      19.53            13.40
     Second Quarter                                     18.07            15.39
     Third Quarter                                      21.46            16.50

     Fourth Quarter                                     20.00            14.75


Fiscal 2002
     First Quarter (through January  , 2002)


     A quarterly dividend of $.0375 per share was paid on shares of AT&T common stock for each of the first three quarters of 2001, and a quarterly dividend of $.0375 per share was declared on shares of AT&T common stock for the fourth quarter of 2001, payable on Febuary 1, 2002.


                                 USE OF PROCEEDS

     This prospectus relates to shares of AT&T Common Stock offered in redemption of, or in exchange for, shares of Class A Preferred Stock of TCI Pacific. We will receive no proceeds in connection with this issuance.


                              PLAN OF DISTRIBUTION

     We are offering the shares of AT&T Common Stock in redemption of, or in exchange for, shares of Class A preferred stock of TCI Pacific in accordance with the terms of Class A preferred stock of TCI Pacific. We will bear the expenses of distribution.

                                 LEGAL OPINIONS

      Robert S. Feit, Chief Counsel--Corporate and Financial Matters of AT&T, passed upon the legality of the shares of AT&T common stock offered by this prospectus for AT&T. As of January , 2002, Robert S. Feit owned shares of AT&T common stock.


                                     EXPERTS

     The audited financial statements incorporated in this prospectus/Registration Statement on Form S-3 by reference to AT&T's Current Report on Form 8-K, filed on September 24, 2001, except as they relate to Liberty Media Group, have been audited by PricewaterhouseCoopers LLP, independent accountants (and insofar as they relate to Liberty Media Group, by KPMG LLP, independent accountants), whose reports thereon are incorporated by reference. Such financial statements have been incorporated by reference in reliance on the report of such independent accountants, given on the authority of such firms as experts in auditing and accounting.

      The combined financial statements of AT&T Wireless Group incorporated in this prospectus/Registration Statement on Form S-3 by reference to AT&T's Annual Report on Form 10-K, filed on April 2, 2001 (as amended on April 17, 2001), and the Current Report on Form 8-K, filed on March 29, 2001 (as amended on April 11,
2001) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The combined balance sheets of Liberty Media Group ("New Liberty or Successor") as of December 31, 2000 and 1999, and the related combined statements of operations and comprehensive earnings, net attributed assets, and cash flows for the year ended December 31, 2000 and for the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods) which appear as an exhibit to the Annual Report on Form 10-K/A, dated April 17, 2001, of AT&T, have been incorporated by reference herein in reliance upon the report, dated February 26, 2001, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The KPMG LLP report dated February 26, 2001 refers to the fact that the financial statements should be read in conjunction with the consolidated financial statements of AT&T.

     In addition, the KPMG LLP report contains an explanatory paragraph that states that, effective March 9, 1999, AT&T, the owner of the assets comprising New Liberty, acquired Tele-Communications, Inc., the owner of the assets comprising Old Liberty, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

     The consolidated balance sheets of Tele-Communications, Inc. and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which appear in the Current Report on Form 8-K, dated March 28, 2001, of AT&T have been incorporated by reference herein in reliance upon the report dated March 9, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of MediaOne Group, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareowners' equity and cash flows for each of the three years in the period ended December 31, 1999, filed in AT&T's Form 8-K dated March 28, 2001, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


  Securities and Exchange Commission Filing Fee                     $201,408.33
  Printing and Distributing Prospectus and Miscellaneous
     Material                                                         10,000.00*
  Accountants' Fee                                                   100,000.00*
  Miscellaneous Expenses                                               8,591.67*
                                                                    ------------
       Total                                                        $320,000.00
                                                                    ============

* Estimated


Item 15. Indemnification of Directors and Officers.

     Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law.

     The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

     AT&T has entered into contracts with its officers and directors, pursuant to the provisions of New York Business Corporation Law Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the New York Business Corporation Law, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

     The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, that might be incurred by them in such capacities.


Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

        (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the registrant pursuant to the foregoing provision or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on the 8th day of January, 2002.


                                            AT&T CORP.

                                            By:/s/ Marilyn J. Wasser
                                            ------------------------------
                                               Marilyn J. Wasser
                                               Vice President-Law and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                                            CAPACITY

PRINCIPAL EXECUTIVE OFFICER:

         *
---------------------------
C. Michael Armstrong                   Chairman and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:

         *                             Senior Executive Vice President and Chief
---------------------------            Financial Officer
Charles H. Noski

PRINCIPAL ACCOUNTING OFFICER:

         *
---------------------------
Nicholas S. Cyprus                     Vice President and Controller


DIRECTORS


         *
---------------------------
C. Michael Armstrong                   Director


         *
---------------------------
J. Michael Cook                        Director


         *
---------------------------
Kenneth T. Derr                        Director


         *
---------------------------
M. Kathryn Eickhoff                    Director


         *
---------------------------
George M.C. Fisher                     Director


         *
---------------------------
Amos B. Hostetter                      Director

--------------------------
Shirley A. Jackson                     Director


         *
---------------------------
Donald F. McHenry                      Director


         *
---------------------------
Louis A. Simpson                       Director


         *
---------------------------
Michael I. Sovern                      Director


         *
---------------------------
Sanford I. Weill                       Director



* By:    /s/ Marilyn J. Wasser
         ---------------------------
         Marilyn J. Wasser
        (Attorney-in-Fact)


Date:  January 8, 2002.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
-------

5.01 Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered. (previously filed)

23.01                Consent of Robert S. Feit. (included in Exhibit 5.01)

23.02                Consent of PricewaterhouseCoopers LLP.

23.03                Consent of PricewaterhouseCoopers LLP.

23.04                Consent of KPMG LLP.

23.05                Consent of KPMG LLP.

23.06                Consent of Arthur Andersen LLP.

24.01                Powers of Attorney.(previously filed)

99.01 Notice of Redemption of Shares of Class A Senior Cumulative Exchangeable Preferred Stock of TCI Pacific Communications, Inc. (to be filed by amendment).

99.02 Letter of Transmittal to Holders of Shares of Class A Senior Cumulative Exchangeable Preferred Stock of TCI Pacific Communications, Inc. (to be filed by amendment).